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                                                                    EXHIBIT 99.1

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                                  NEWS RELEASE

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FOR RELEASE:  IMMEDIATE                                 CONTACT:  MARIA VAFIADES
                                                                  (508) 947-4343

       MAYFLOWER BANCORP REPORTS 34% IMPROVEMENT IN THIRD QUARTER EARNINGS
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                             AND PAYMENT OF DIVIDEND
                             -----------------------

         (Middleboro, MA), February 26, 2009 --- Mayflower Bancorp, Inc. (NASDAQ Global Market: MFLR) (the "Company") the bank holding company for Mayflower Co-operative Bank (the "Bank") today reported net income of $387,000 or $.19 per share for its third quarter ended January 31, 2009 as compared to earnings of $289,000 or $.14 per share for the same quarter last year. Diluted earnings per share for the third quarter were $.19 compared to $.14 for the third quarter of last year.

         In conjunction with these announcements, Edward M. Pratt, President and Chief Executive Officer of the Company reported that the Company's Board of Directors has declared a quarterly cash dividend of $.10 per share to be payable on March 16, 2009, to shareholders of record as of March 9, 2009.

         Mr. Pratt commented further that, "The Company is pleased to announce the results of its most profitable quarter in more than three years. With those results aided by the successful origination and sale of residential mortgages to the secondary market, the Company marked further progress in the improvement of its net interest margin and in the reduction of its exposure to borrowed funds. Additionally, we have thus far avoided any substantial deterioration of credit quality".

         For the nine months ended January 31, 2009, the Company's net results were significantly impacted by the September 2008 announcement of a Federal conservatorship of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation. As previously reported, this announcement prompted the Company to write off the balances of its preferred stock holdings in both entities, and resulted in a gross loss of $1.9 million. The net loss for the 9-month period was $270,000 or $.13 per share as compared to earnings of $787,000 or $.38 per share for the same period one year ago. On a diluted per share basis, the loss per share was $.13 for the 2009 9-month period compared to earnings per share of $.37 for the 2008 9-month period.

         Net interest income for the quarter increased by $198,000 or 11.8% to $1.9 million from $1.7 million for the quarter ended January 31, 2008, due to the reduction of interest rates paid on deposit accounts. During the quarter ended January 31, 2009, the Company's net interest margin increased, from 2.95% for the quarter ended January 31, 2008 to 3.34% for the quarter ended January 31, 2009. Average interest earning assets for the quarter decreased from $226.9 million for the quarter ended January 31, 2008 to $224.1 million for the quarter ended January 31, 2009 and average interest bearing liabilities declined slightly from $221.7 million for the quarter ended January 31, 2008 to $221.6 million for the quarter ended January 31, 2009.

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         The Company made no provision for loan losses for either quarter ended
January 31, 2009 or January 31, 2008. The Company provides for loan losses in order to maintain the allowance for loan losses at a level that it believes adequate to absorb potential losses based on known and inherent risks in the portfolio. In determining the appropriate level of the allowance for loan losses, the Company considers its past and anticipated loss experience, evaluations of underlying collateral, prevailing economic conditions, the nature and volume of the loan portfolio, and its levels of non-performing and other classified loans. The loan loss reserve is evaluated on a regular basis and was considered appropriate during both periods.

         Non-interest income for the quarter increased by $86,000 as compared to the same quarter in the prior year. This increase was primarily due to an increase of $121,000 in gains realized upon the sale of mortgage loans and to an increase of $25,000 in loan origination and other loan fees. The recent decrease in prevailing mortgage interest rates resulted in increased volumes of fixed-rate residential refinance applications, and the Company was able to profitably sell these new originations. These increases were offset by a decrease of $28,000 in gains on sales of investments, a decrease of $7,000 in customer service fees, and a decrease of $25,000 in other income.

         The Company's operating expenses increased by $109,000 or 6.6% for the quarter ended January 31, 2009 as compared to the quarter ended January 31, 2008. This increase was partially the result of an increase of $46,000 in FDIC assessment expense as a function of the scheduled resumption of deposit insurance premiums and an increase of $24,000 or 2.7% in compensation and fringe benefit expense, a result of higher benefit costs. Additionally, data processing expense increased by $13,000, foreclosed property expense increased by $12,000, occupancy and equipment expense increased by $2,000 and other expenses increased by $12,000.

         For the nine months ended January 31, 2009, net interest income was $5.5 million, representing an increase of $397,000 or 7.7% compared to the prior year nine-month period. Because of lower funding costs, the Company's net interest margin increased from 3.01% for the nine-months ended January 31, 2008 to 3.28% for nine-months ended January 31, 2009. Average interest earning assets for the nine-months ended January 31, 2009 were $224.4 million as compared to $227.5 million for the nine-months ended January 31, 2008 and average interest bearing liabilities were $220.8 million compared to $221.5 million for the same nine-month period one year ago.

         The provision for loan losses was zero for the nine months ended January 31, 2009 and January 31, 2008 as management and the Board of Directors considered the reserve for loan losses appropriate for both periods.

         For the nine-months ended January 31, 2009, non-interest income was impacted by the $1.9 million gross Fannie Mae and Freddie Mac write downs, and decreased in total by $1.8 million, from $1.0 million for the nine-months ended January 31, 2008 to a negative $823,000 for the nine-months ended January 31, 2009. Excluding the write-off, non-interest income was $1.1 million for the nine months ended January 31, 2009 as compared to $1.0 million for the same period last year. This increase was due to an increase of $120,000 in gains on sales of loans and an increase of $35,000 in loan origination and other loan fees. These increases were offset by a decrease of $3,000 in customer service fees, a decrease of $45,000 in gains/losses on sales of investments, and a decrease of $24,000 in other income.

         Total operating expenses increased by $295,000 or 5.9% for the nine months ended January 31, 2008, as compared to the same period last year. This increase was primarily attributable to an increase of $145,000 in real-estate owned expense and an increase of $105,000 in FDIC assessment expense. Additionally, data processing expense increased by $37,000 and occupancy and equipment expense increased by $9,000. Other operating expenses decreased by $1,000.

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         Since the end of the April 30, 2008 fiscal year, total assets of the
Company have decreased by $299,000, ending at $243.5 million as of January 31, 2009. This decrease is due to a decrease of $13.3 million in the Company's investment portfolio, as offset by an increase of $5.1 million in cash and cash equivalents. Additionally, the Company's loan portfolio increased by $6.8 million, due to growth of $3.8 million in residential mortgages and growth of $4.9 million in commercial loans and mortgages, offset by a decreases of $1.3 million in construction mortgages, $403,000 in home equity loans and lines of credit, and $251,000 in consumer loans. Total deposits increased by $2.8 million, to $207.0 million. The increase was comprised of an increase of $4.8 million in money market deposits, offset by a decrease of $209,000 in certificate accounts, a decrease of $376,000 in savings accounts and a decrease of $1.4 million in checking accounts. Also, borrowed funds outstanding decreased by $2.8 million since the beginning of the fiscal year.

         As of January 31, 2009, non-performing assets totaled $408,000, compared to $1.2 million at April 30, 2008. Non-performing assets at January 31, 2009 are comprised of real estate acquired by foreclosure of $378,000 and non-accrual loans of $30,000. This is compared to real-estate acquired by foreclosure of $605,000 and non-accrual loans of $617,000 at April 30, 2008.

         Total stockholders' equity was $19.1 million at January 31, 2009 or 7.85% of total assets. This compares to stockholders' equity of $19.9 million or 8.16% of total assets at April 30, 2008. During the nine-months, stockholders' equity decreased by $270,000 as a result of the net loss for the period and decreased by $627,000 due to the payment of a cumulative $0.30 per share dividend. Additionally, stockholders' equity decreased by $48,000 due to the purchase of shares by the Company and increased by $13,000 due to the exercise of employee stock options. Finally, stockholders equity increased by $163,000 due to a decrease in the unrealized loss on securities classified as available-for-sale, from a net unrealized loss of $104,000 at April 30, 2008 to a net unrealized gain of $59,000 at January 31, 2009.

         During the quarter, the Company determined that it would not apply for funds available through the U.S. Treasury Department's Capital Purchase Program, as participation in that program was determined to be contrary to the best interests of the Company and its shareholders given the Company's circumstance and the constraints and uncertainties of the program itself.


         Mayflower Bancorp, Inc. is the holding company for Mayflower Co-operative Bank which specializes in residential and commercial lending and traditional banking and deposit services. The Company currently serves southeastern Massachusetts from its Main Office in Middleboro and maintains additional full-service offices in Bridgewater, Lakeville, Plymouth, Rochester, Wareham, and West Wareham, Massachusetts. All of the Company's deposits are insured by the Federal Deposit Insurance Corporation (FDIC) to applicable limits. All amounts above those limits are insured in full by the Share Insurance Fund (SIF) of Massachusetts. For further information on Mayflower Bancorp, Inc. please visit www.mayflowerbank.com.
                           ---------------------

         (See accompanying Selected Consolidated Financial Information)

THIS EARNINGS REPORT MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS AND SERVICES.

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MAYFLOWER BANCORP, INC. AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                JANUARY 31,                          APRIL 30,
                                                                   2009                                2008
                                                                -----------                         -----------
Total assets                                                     $243,452                            $243,751
Loans receivable, net                                             132,100                             125,336
Federal funds sold                                                  5,446                               2,975
Investment securities:
   Held for investment                                             36,437                              43,377
   Available for sale, net                                         45,065                              51,466
Deposits                                                          206,971                             204,176
Borrowed funds                                                     15,893                              18,659
Stockholders' equity                                               19,120                              19,889

Equity to assets ratio                                               7.85%                               8.16%
Book value per share                                             $   9.16                            $   9.51

                                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                       JANUARY 31,                         JANUARY 31,
                                                                    2009         2008                  2009          2008
                                                                -------------------------           -----------------------
STATEMENT OF OPERATIONS
   Interest and dividend income                                $    3,101    $    3,375            $    9,442    $   10,256
   Interest expense                                                 1,230         1,702                 3,916         5,127
                                                               ----------    ----------            ----------    ----------
      Net interest income                                           1,871         1,673                 5,526         5,129

   Provision for loan losses                                            -             -                     -             -
   Gain on sales of loans                                             217            96                   281           161
   (Loss) gain on sales and writedowns of investments                   -            28                (1,944)           31
   Other non interest income                                          267           274                   840           832
   Operating expenses                                              (1,766)       (1,657)               (5,327)       (5,032)
                                                               ----------    ----------            ----------    ----------
   Income before income taxes                                         589           414                  (624)        1,121
   Income taxes                                                       202           125                  (354)          334
                                                               ----------    ----------            ----------    ----------

   Net income (loss)                                           $      387    $      289            $     (270)   $      787
                                                               ==========    ==========            ==========    ==========

   Earings (loss) per share - basic                            $     0.19    $     0.14            $    (0.13)   $     0.38

   Earnings (loss) per share - diluted                         $     0.19    $     0.14            $    (0.13)   $     0.37

   Dividends per share                                         $     0.10    $     0.10            $     0.30    $     0.30

   Weighted average shares outstanding                          2,088,262     2,098,382             2,090,306     2,096,640

   Annualized return on average assets                               0.64%         0.48%                -0.15%         0.43%

   Annualized return on average equity                               8.35%         5.89%                -1.91%         5.39%

   Net interest spread                                               3.32%         2.88%                 3.24%         2.92%

   Net interest margin                                               3.34%         2.95%                 3.28%         3.01%

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MAYFLOWER BANCORP, INC. AND SUBSIDIARY
Analysis of Loans Past Due
(Dollars in thousands)


                                                                January 31,       April 30,         January 31,
Loans past due over 90 days:                                       2009             2008                2008
                                                               ------------      ------------      -------------

   Residential mortgages                                         $      30           $   617           $      -

   Commercial and construction mortgages                                 -                 -              1,081

   Commercial time and demand loans                                      -                 -                  -

   Consumer and other loans                                              -                 -                  -

                                                               -----------       -----------       ------------
                                                                 $      30           $   617           $  1,081
                                                               ===========       ===========       ============

LOANS PAST DUE OVER 90 DAYS AS A PERCENTAGE OF:

   Net loans receivable                                               0.02%             0.49%              0.84%

   Total assets                                                       0.01%             0.25%              0.44%


NON-PERFORMING ASSETS

 **Non-accrual loans                                             $      30             $ 617           $  1,081
   Real estate acquired by foreclosure                                 378               605                  -

                                                               -----------       -----------       ------------
                                                                 $     408           $ 1,222           $  1,081
                                                               ===========       ===========       ============

NON-PERFORMING ASSETS AS A PERCENTAGE OF:

   Net loans receivable                                               0.31%             0.97%              0.84%

   Total assets                                                       0.17%             0.50%              0.44%


ALLOWANCE FOR LOAN LOSSES                                        $   1,378           $ 1,375           $  1,378


ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF
   NON-PERFORMING LOANS                                            4593.33%           222.85%            127.47%

ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF NET LOANS                1.04%             1.10%              1.07%

** includes loans which are contractually past due 90 days or more and/or loans less than 90 days past due on which the Bank has ceased accruing interest

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